UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   December 26, 2008

China Yida Holding, Co.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-26777	22-3662292
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

RM 1302-3 13/F, Crocodile House II
55 Connaught Road Central Hong Kong
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

86-591-28308388
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 26, 2008 (the “Effective Date”), we entered into the Dadi Tulou Tourist Resources Development Agreement (the “Agreement”) with the Hua’an County People’s Government (the “Hua’an County Government”) in Zhangzhou, China.

The Agreement has a term of 40 years with a right of first refusal for renewal of the Agreement.  Pursuant to the Agreement, we obtain the exclusive right to develop the Dadi Tulou Tourism Destination (“Dadi Tulou”) and its surrounding scenic areas located in the Hua’an County without paying the Hua’an County Government initial fees for the acquisition of the development right. As a world cultural heritage, Dadi Tulou is classified as a world class tourist destination. The surrounding scenic areas include the Bamboo Plant Garden, Xianzi Lake, rivers along the Xianzi Lake, Taikou Village, Shangping Wanli Building Three, and South Mountain Palace. Dadi Tulou and its surrounding scenic areas are well-developed, and can be put into operation without extensive development. The Hua’an County Government and we are jointly responsible for obtaining the approval and support from the appropriate administrative agency regarding the admission ticket price of the Dati Tulou, and its surrounding scenic areas. Our cooperation and development of the scenic areas shall strictly comply with applicable world heritage maintenance guide.

During the term of the Agreement, the Hua’an County Government shall provide us with the permission to use all infrastructures within the scenic areas, and within one (1) month from December 27, 2008, the Hua’an County Government shall commence restoring Dadi Tulou. Pursuant to the Agreement, the Hua’an County Government shall grant us the authority to collect proceeds from the ticket sales of Dadi Tulou and its surrounding scenic areas. Within the scope of applicable laws and regulations, the Hua’an County Government has the right to inspect our operation and management of the scenic areas. The Hua’an County Government shall prohibit any individuals from committing any unusual fishing and farming activities that will affect the maintenance and operation of the scenic areas.

Within the scope of applicable laws and regulations, we are obligated to develop the scenic areas and advertise to attract visitors to the site.  Whenever we borrow against our interest in the Agreement, we shall provide a timely notification to the Hua’an County Government, and the term of the borrowing shall not exceed the term of this Agreement. Within one (1) month from the date of the Agreement, we shall take over the operation of the scenic areas.  At the expiration of the Agreement, the value of the tourist destination will be determined and the Hua’an County Government shall compensate us for the value that we have provided to Dadi Tulou.  Upon receipt of payment, the Hua’an County Government shall have the right to Dadi Tulou and the assets.

If, at any time during the life of the Agreement, the Hua’an County Government breaches the Agreement and seeks to take back the tourist destination, the Hua’an County Government will be responsible for paying to us an amount equal to 500% of the cost of the development, construction and operation of Dadi Tulou.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.
Not applicable.
(b)	Pro forma financial information.
Not applicable.

(c)	Exhibits. None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

China Yida Holding, Co.

By:	/s/ Minhua Chen
Name: Minhua Chen
Title: CEO and Chairman of the Board of Directors

Dated: January 7, 2008